                                                                    Exhibit 20.2

[WFS LOGO]

                        WFS FINANCIAL 2002-3 OWNER TRUST
                           Distribution Date Statement
              for Master Service Report Date of September 30, 2002
                    for Distribution Date of October 21, 2002

COLLECTIONS

                                                                                                     DOLLARS
Payments received                                                                                 37,565,958.79
    Plus:
            Servicer Advances                                                                        716,561.87
     Less:
            Reimbursement Advances                                                                         0.00
                                                                                                  -------------
Total Funds Available for Distribution                                                            38,282,520.66
                                                                                                  =============

DISTRIBUTIONS

     Servicing Fee                                                            1,239,460.00
     Trustee and Other Fees                                                           0.00
     Other Miscellaneous Payments                                                     0.00
                                                                              ------------
Total Fee Distribution                                                                             1,239,460.00

     Note Interest Distribution Amount - Class A-1           306,148.25
     Note Interest Distribution Amount - Class A-2           505,000.00
     Note Interest Distribution Amount - Class A-3           733,125.00
     Note Interest Distribution Amount - Class A-4           811,197.92
                                                          -------------
                                                           2,355,471.17

     Note Principal Distribution Amount - Class A-1       29,775,705.87
     Note Principal Distribution Amount - Class A-2                0.00
     Note Principal Distribution Amount - Class A-3                0.00
     Note Principal Distribution Amount - Class A-4                0.00
                                                          -------------
                                                          29,775,705.87

Total Class A Interest and Principal Distribution                                                 32,131,177.04

     Note Interest Distribution Amount - Class B-1           154,218.75
     Note Principal Distribution Amount - Class B-1                0.00
                                                          -------------

Total Class B Interest and Principal Distribution                                                    154,218.75

     Note Interest Distribution Amount - Class C-1           155,833.33
     Note Principal Distribution Amount - Class C-1                0.00
                                                          -------------

Total Class C Interest and Principal Distribution                                                    155,833.33

     Note Interest Distribution Amount - Class D-1            77,109.38
     Note Principal Distribution Amount - Class D-1                0.00
                                                          -------------

Total Class D Interest and Principal Distribution                                                     77,109.38

     Spread Account Deposit                                                                        4,524,722.17
                                                                                                  -------------

Total Distributions                                                                               38,282,520.66
                                                                                                  =============

                        WFS FINANCIAL 2002-3 OWNER TRUST
                           Distribution Date Statement
              for Master Service Report Date of September 30, 2002
                    for Distribution Date of October 21, 2002

PORTFOLIO DATA:
                                                     # of loans
     Beginning Security Balance                                 74,963                         1,230,210,389.34

          Less: Principal Balance                                    0   (15,252,985.66)
            Full Prepayments                                      (986)  (13,311,887.93)
            Partial Prepayments                                      0              0.00
            Liquidations                                           (76)   (1,210,832.28)
                                                                          --------------
                                                                                                (29,775,705.87)
                                                                                               ----------------
     Ending Security Balance                                    73,901                         1,200,434,683.47
                                                                                               ================

OTHER RELATED INFORMATION:

Spread Account:

     Beginning Balance                                                     16,155,688.46
           Deposits                                                         4,524,722.17
           Reductions                                                               0.00
                                                                          --------------
     Ending Balance                                                                               20,680,410.63

     Beginning Initial Deposit                                             12,500,000.00
           Repayments                                                               0.00
                                                                          --------------
     Ending Initial Deposit                                                                       12,500,000.00

Modified Accounts:
     Principal Balance                                                              0.00%                  0.00
     Scheduled Balance                                                              0.00%                  0.00

Servicer Advances:
     Beginning Unreimbursed Advances                                           13,908.25
     New Advances                                                             716,561.87
                                                                          --------------
                                                                                                     730,470.12

Net Charge-Off Data:                                 # of loans
     Charge-Offs                                                    31        236,954.44
     Recoveries                                                     (6)       (11,545.12)
                                                                          --------------
     Net Charge-Offs                                                                                 225,409.32

Delinquencies (P&I):                                 # of loans
     30-59 Days                                                    563      8,115,152.26
     60-89 Days                                                     60        925,683.91
     90-119 Days                                                     1             64.04
     120 days and over                                               0              0.00

Repossessions                                                       18        198,191.09

Contracts Repurchased (pursuant to Sect. 3.02, 4.07,
or 9.01 of the Sale and Servicing Agreement)                         0                                     0.00

Cumulative Charge-Off Percentage                                                                           0.02%

WAC                                                                                                     12.2898%
WAM                                                                                                      62.268

                        WFS FINANCIAL 2002-3 OWNER TRUST
                           Distribution Date Statement
              for Master Service Report Date of September 30, 2002
                    for Distribution Date of October 21, 2002

--------------------------------------------------------------------------------------------------------------------------------
                                    BEGINNING        NOTE QUARTERLY                    TOTAL
                 ORIGINAL          OUTSTANDING         PRINCIPAL        PRIOR        PRINCIPAL         PRINCIPAL        CURRENT
                PRINCIPAL           PRINCIPAL        DISTRIBUTABLE    PRINCIPAL    DISTRIBUTABLE     DISTRIBUTION      PRINCIPAL
CLASSES          BALANCE             BALANCE            AMOUNT        CARRYOVER       AMOUNT            AMOUNT         CARRYOVER
--------------------------------------------------------------------------------------------------------------------------------
A-1          225,000,000.00      205,210,389.34      29,775,705.87      0.00      29,775,705.87      29,775,705.87         0.00

A-2          300,000,000.00      300,000,000.00               0.00      0.00               0.00               0.00         0.00

A-3          318,750,000.00      318,750,000.00               0.00      0.00               0.00               0.00         0.00

A-4          278,125,000.00      278,125,000.00               0.00      0.00               0.00               0.00         0.00

B-1           56,250,000.00       56,250,000.00               0.00      0.00               0.00               0.00         0.00

C-1           50,000,000.00       50,000,000.00               0.00      0.00               0.00               0.00         0.00

D-1           21,875,000.00       21,875,000.00               0.00      0.00               0.00               0.00         0.00
--------------------------------------------------------------------------------------------------------------------------------
TOTAL      1,250,000,000.00    1,230,210,389.34      29,775,705.87      0.00      29,775,705.87      29,775,705.87         0.00
================================================================================================================================

000-------------------------------------------
               REMAINING             TOTAL
              OUTSTANDING          PRINCIPAL
               PRINCIPAL          AND INTEREST
CLASSES         BALANCE           DISTRIBUTION
----------------------------------------------
A-1          175,434,683.47      30,081,854.12

A-2          300,000,000.00         505,000.00

A-3          318,750,000.00         733,125.00

A-4          278,125,000.00         811,197.92

B-1           56,250,000.00         154,218.75

C-1           50,000,000.00         155,833.33

D-1           21,875,000.00          77,109.38
----------------------------------------------
TOTAL      1,200,434,683.47      32,518,338.49
==============================================

------------------------------------------------------------------------------------------------------------------------------------
                        NOTE QUARTERLY                   TOTAL
                          INTEREST        PRIOR        INTEREST         INTEREST       CURRENT                DEFICIENCY      POLICY
  NOTE       INTEREST   DISTRIBUTABLE    INTEREST    DISTRIBUTABLE    DISTRIBUTION     INTEREST                 CLAIM         CLAIM
CLASSES       RATE         AMOUNT       CARRYOVER       AMOUNT           AMOUNT        CARRYOVER                AMOUNT        AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
  A-1       1.73250%     306,148.25       0.00       306,148.25        306,148.25        0.00                    0.00          0.00

  A-2       2.02000%     505,000.00       0.00       505,000.00        505,000.00        0.00                    0.00          0.00

  A-3       2.76000%     733,125.00       0.00       733,125.00        733,125.00        0.00                    0.00          0.00

  A-4       3.50000%     811,197.92       0.00       811,197.92        811,197.92        0.00                    0.00          0.00

  B-1       3.29000%     154,218.75       0.00       154,218.75        154,218.75        0.00                    0.00          0.00

  C-1       3.74000%     155,833.33       0.00       155,833.33        155,833.33        0.00                    0.00          0.00

  D-1       4.23000%      77,109.38       0.00        77,109.38         77,109.38        0.00                    0.00          0.00
                                                                                               =====================================
                                                                                                      Note Percentage    100.000000%

                                                                                               Certificate Percentage      0.000000%
---------------------------------------------------------------------------------------------  =====================================
 TOTAL                 2,742,632.62       0.00     2,742,632.62      2,742,632.62        0.00
=============================================================================================

                        WFS FINANCIAL 2002-3 OWNER TRUST
                              Officer's Certificate
              for Master Service Report Date of September 30, 2002
                    for Distribution Date of October 21, 2002

Detailed Reporting

         See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of September 30, 2002 and were performed in conformity with the Sale and Servicing Agreement dated August 1, 2002.



                                        ----------------------------------------
                                        Katie Doan
                                        Assistant Vice President
                                        Chief Accountant

                                        ----------------------------------------
                                        Susan Tyner
                                        Vice President
                                        Assistant Controller